UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

S&W SEED COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-34719	27-1275784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Ken Pratt Blvd, Suite 201, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 506-9191

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 8.01 of this Current Report on Form 8-K (this “Current Report”) relating to the Second Letter Agreement (as defined below in this Current Report) is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

As previously disclosed, on December 19, 2024, S&W Seed Company (the “Company”) entered into a Credit and Security Agreement (as amended to date, the “Mountain Ridge Credit Agreement”) with ABL OPCO LLC (“Mountain Ridge”), as administrative agent, and the lenders party thereto. The Mountain Ridge Credit Agreement provides for a senior secured credit facility of up to $25.0 million. Capitalized terms used but not otherwise defined in this Current Report shall have the meanings ascribed to them in the Mountain Ridge Credit Agreement.

On July 1, 2025, the Company and Mountain Ridge entered into a letter agreement relating to the Mountain Ridge Credit Agreement (the “Second Letter Agreement”). Pursuant to the Second Letter Agreement, the Lenders advanced additional Revolving Loans under the Mountain Ridge Credit Agreement to the Company in the aggregate principal amount of $150,000 (the “Specified Revolving Loans”) solely to pay estimated costs and expenses related to payroll and ongoing fees for legal and professional services. The Specified Revolving Loans are secured by the Collateral.

In consideration of the Lenders’ agreement to advance the Specified Revolving Loans, the Company will pay the Lenders a funding fee in the aggregate amount of $85,000 (the “Default Funding Fee”), which amount (i) became fully earned and nonrefundable on the date of the Second Letter Agreement, (ii) shall be due and payable on the earlier to occur of (A) the Maturity Date, (B) Acceleration of the Loans, or (C) any sale of any assets of the Loan Parties outside the ordinary course of business, and (iii) shall be considered an earned fee for all purposes under the Mountain Ridge Credit Agreement on account of all Obligations generally and in consideration for all outstanding Loans which have been made, including the Specified Revolving Loans.

The Specified Revolving Loans will bear interest at a rate of 18.00% per annum from the date of the Second Letter Agreement until the date the Revolving Exposure is no longer in excess of the Borrowing Base.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2025	S&W SEED COMPANY

	By:	/s/ Vanessa Baughman
Vanessa Baughman
Interim Chief Executive Officer and Chief
Financial Officer